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                                                                     EXHIBIT 5.1

                                  BUTZEL LONG

                                 Detroit Office
                               September 30, 1997

Complete Business Solutions, Inc.
32605 West Twelve Mile Road, Suite 250
Farmington Hills, Michigan 48344

     RE: REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

     You have requested our opinion in connection with the above-captioned Registration Statement on Form S-4 to be filed by Complete Business Solutions, Inc., a Michigan corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). The Registration Statement relates to the offering of up to 5,000,000 shares (the "Shares") of the Company's no par value common stock (the "Common Stock") that may be issued from time to time in conjunction with the acquisition of assets, businesses or securities.

     We have examined such records and documents relating to the incorporation of the Company and to the authorization and issuance of Shares and have made such examination of law as we considered necessary to form a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

     Based upon such examination and subject to the foregoing, it is our opinion that, following the effectiveness of the Registration Statement under the Act, as amended, the Common Stock registered thereunder, when issued in connection with an acquisition on the terms and conditions contained in an acquisition agreement approved by the Company's Board of Directors, will constitute validly issued, fully paid and non-assessable securities of the Company.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company's Registration Statement on Form S-4. In doing so, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or under the Rules.

                                          Very truly yours,

                                          /s/ BUTZEL LONG

                                          BUTZEL LONG